Exhibit 10.32

UK EMPLOYEES

MAJESCO

2015 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Majesco (the “Company”) 2015 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice”).

Name:

Address:

You (the “Participant”) have been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, this Notice and the attached Stock Option Award Agreement (the “Award Agreement”).

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:

Expiration Date:

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Award Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

[Insert vesting schedule]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

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Participant understands that this Notice is subject to the terms and conditions of both the Award Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Award Agreement and the Plan. By accepting this Option, Participant consents to the electronic delivery as set forth in the Award Agreement.

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MAJESCO

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AWARD AGREEMENT (the “Award Agreement”) is made as of [INSERT DATE] by and between Majesco [INSERT FULL COMPANY NAME AND DETAILS] and the Participant whose name is set forth on the signature page hereto.

The Company has adopted the Majesco 2015 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A.

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Award Agreement.

1.  Definitions. Unless otherwise defined in this Award Agreement, any capitalized terms used herein shall have the meaning ascribed to them in the Plan. In addition to the terms defined in the Plan, the terms below shall have the following respective meanings:

“Employer NICs” means any secondary class 1 (employer) NICs (or any similar liability for social security contribution in any jurisdiction) that the Company or any employer (or former employer) of Participant is liable to pay as a result of any Taxable Event (or which that person would be liable to pay in the absence of an election of the type referred to in Section 9(c) and that may be lawfully recovered from Participant.

“ITEPA 2003” means the UK Income Tax (Earnings and Pensions) Act 2003.

“NICs” means UK National Insurance contributions.

“Personal Data” means any personal information that could identify Participant, including details of this Option.

“Sufficient Shares” means the smallest number of Shares that, when sold, produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale).

“Taxable Event” means any event or circumstance that gives rise to a liability for Participant to pay income tax and NICs or either of them (or their equivalents in any jurisdiction) in respect of (a) this Option, including its exercise, its assignment or surrender for consideration, or the receipt of any benefit in connection with it; (b) any shares (or other securities or assets) earmarked or held to satisfy this Option, acquired on exercise of this Option, acquired as a result of holding this Option, or acquired in consideration of this Option's assignment or surrender; (c) any securities (or other assets) acquired or earmarked as a result of holding shares (or other securities or assets) mentioned in (b); or (d) any amount due under PAYE in respect of assets within (a) to (c) above and not made good by Participant within the time limit specified in section 222 of ITEPA 2003.

“Tax Liability” means the total of any income tax and primary class 1 (employee) NICs (or their equivalents in any jurisdiction) that any employer (or former employer) of Participant is liable to account for (or reasonably believes it is liable to account for) as a result of any Taxable Event; and any Employer NICs (or the equivalent in any jurisdiction) that any employer (or former employer) of Participant is liable to pay (or reasonably believes it is liable to pay) as a result of any Taxable Event and that can be recovered lawfully from Participant.

2.  Vesting Rights. Subject to the applicable provisions of the Plan and this Award Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

3.  Exercise Period. Except as provided below, and subject to the Plan, any vested portion of this Option may be exercised during the Participant’s service with the Company or as provided in Section 5.6 of the Plan upon Termination. Notwithstanding the foregoing, in no event shall this Option be exercised later than the expiration date set forth in the Notice (the “Expiration Date”).

4.  Grant of Option. The Participant named in the Notice has been granted an Option to

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purchase the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail. This Option is intended to be a nonstatutory stock option. Participant has no right to be granted or to receive more options to purchase Shares under the Plan or otherwise.

5.  Exercise of Option.

(a) Method of Exercise. This Option, to the extent then exercisable, may be exercised, in all or part, by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise such portion of the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. This Option shall only be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price for the Exercised Shares, including any required taxes applicable to such exercise as set forth in Section 9.

(b) Prohibition to Exercise. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Participant may not exercise this Option at any time while disciplinary proceedings by the Company or any Parent or Subsidiary are underway against Participant; or while the Company or any Parent or Subsidiary is investigating Participant’s conduct and may as a result begin disciplinary proceedings; or while there is a breach of Participant’s employment contract that is a potentially fair reason for Participant’s dismissal; or while Participant is in breach of a fiduciary duty owed to the Company or any Parent or Subsidiary; or after Participant has ceased to be an Employee, if there was a breach of Participant’s employment contract or fiduciary duties that (in the opinion of the Committee) would have prevented the exercise of the Option had the Company or any Parent or Subsidiary been aware (or fully aware) of that breach, and of which the Company or any Parent or Subsidiary was not aware (or not fully aware) until after both Participant’s ceasing to be an Employee and the time (if any) when the Committee decided to permit Participant to exercise this Option. Participant may not exercise this Option unless Participant has made any arrangements, or entered into any agreements, that may be required and are referred to in Section 9.

6. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) a “broker-assisted” or “same-day sale” (as described in Section 10(d) of the Plan); or

(d) other method authorized by the Committee.

7. Term of Option. This Option shall in any event expire on the Expiration Date set forth in the Notice, unless sooner terminated pursuant to Section 5.6 of the Plan.

8. Relationship with employment contract.

(a) Participant’s rights and obligations under the terms of Participant’s office or employment with the Company or any Parent or Subsidiary or former Parent or Subsidiary shall not be affected by the provisions of this Award Agreement. The value of any benefit Participant may realize through this Option shall not be taken into account in determining any pension or similar entitlements.

(b) PARTICIPANT HAS NO RIGHT TO COMPENSATION OR DAMAGES ON ACCOUNT OF ANY LOSS IN RESPECT OF THIS OPTION WHERE THIS LOSS ARISES (OR IS CLAIMED TO ARISE), IN WHOLE OR IN PART, FROM TERMINATION OF OFFICE OR EMPLOYMENT WITH, OR NOTICE TO TERMINATE OFFICE OR EMPLOYMENT GIVEN BY OR TO, THE COMPANY OR ANY PARENT OR SUBSIDIARY OR FORMER PARENT OR SUBSIDIARY. THIS EXCLUSION OF LIABILITY SHALL APPLY

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HOWEVER TERMINATION OF OFFICE OR EMPLOYMENT, OR THE GIVING OF NOTICE, IS CAUSED, AND HOWEVER COMPENSATION OR DAMAGES ARE CLAIMED.

(c) PARTICIPANT HAS NO RIGHT TO COMPENSATION OR DAMAGES FROM THE COMPANY OR ANY PARENT OR SUBSIDIARY OR FORMER PARENT OR SUBSIDIARY ON ACCOUNT OF ANY LOSS IN RESPECT OF THIS OPTION WHERE THIS LOSS ARISES (OR IS CLAIMED TO ARISE), IN WHOLE OR IN PART, FROM ANY COMPANY CEASING TO BE A PARENT OR SUBSIDIARY, OR THE TRANSFER OF ANY BUSINESS FROM THE COMPANY OR ANY PARENT OR SUBSIDIARY OR FORMER PARENT OR SUBSIDIARY TO ANY PERSON THAT IS NOT THE COMPANY OR ANY PARENT OR SUBSIDIARY OR FORMER PARENT OR SUBSIDIARY. THIS EXCLUSION OF LIABILITY SHALL APPLY HOWEVER THE CHANGE OF STATUS OF THE RELEVANT COMPANY, PARENT OR SUBSIDIARY, OR THE TRANSFER OF THE RELEVANT BUSINESS, IS CAUSED, AND HOWEVER COMPENSATION OR DAMAGES ARE CLAIMED.

9. Tax Withholding.

(a) Participant will not be allowed to exercise this Option unless Participant makes arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the exercise of this Option in such manner as allowed pursuant to Section 12 of the Plan. In this regard, Participant authorizes the Company to withhold all applicable withholding taxes legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company. The Company may refuse to honor the exercise and refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the tax withholding as described in this Section 9.

(b) Participant irrevocably agrees to pay to the Company, Participant’s employer or former employer (as appropriate) the amount of any Tax Liability, or enter into arrangements to the satisfaction of the Company, Participant’s employer or former employer (as appropriate) for payment of any Tax Liability.

(c) Participant irrevocably agrees that the Company, Participant’s employer or former employer (as appropriate) may recover the whole or any part of any Employer NICs from Participant and at the request of the Company, Participant’s employer or former employer, Participant shall elect (using a form approved by HM Revenue & Customs) that the whole or any part of the liability for Employer NICs shall be transferred to Participant.

(d) Participant’s employer or former employer may decide to release Participant from, or not to enforce, any part of Participant’s obligations in respect of Employer NICs.

(e) If Participant does not fulfil Participant’s obligations in respect of any Tax Liability arising from the exercise of an Option within seven days after the date of exercise and Shares are readily saleable at that time, the Company shall withhold Sufficient Shares from the Shares that would otherwise be delivered to Participant.

(f) From the net proceeds of sale of those withheld Shares, the Company shall retain an amount equal to the Tax Liability and shall pay any balance to Participant (if the Company is to account for or pay the relevant Tax Liability) or pay to Participant’s employer or former employer (if that person is liable to account for or pay the relevant Tax Liability) an amount equal to the Tax Liability and shall pay any balance to Participant.

(g) Participant’s obligations under this Section 9 shall not be affected by any failure of the Company to withhold Shares.

(h) Participant irrevocably agrees to enter into a joint election, under section 431(1) or 431(2) of ITEPA 2003, in respect of the Shares to be acquired on exercise of this Option, if required to do so by the Company, Participant’s employer or former employer, before, on or within 14 days after any date of exercise of this Option.

10. Power of attorney

(a) Participant hereby appoints the Company (acting by any of its directors from time to time) as Participant’s attorney to sell Sufficient Shares, deal with the proceeds of that sale and execute any joint

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election required to be entered into under Section 9 in Participant’s name and on Participant’s behalf and execute any documents that would be required by the Company's or any Parent’s or Subsidiary’s constitution or organizational documents.

(b) The Company may appoint one or more persons to act as substitute attorney(s) for Participant and to exercise one or more of the powers conferred on the Company by the power of attorney set out in this Section 10, other than the power to appoint a substitute attorney. The Company may subsequently revoke any such appointment.

(c) The power of attorney set out in this Section 10 shall be irrevocable, save with the consent of the Company, and is given by way of security to secure the interest of the Company (for itself and as trustee under this agreement on behalf of any employer or former employer of Participant) as a person liable to account for or pay any relevant Tax Liability.

(d) Participant declares that a person who deals in good faith with the Company or any substitute attorney as Participant’s attorney appointed under this Section 10 may accept a written statement signed by that person to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

11. Data handling consent. Participant consents to the collection, holding, processing and transfer of Personal Data by the Company or any Parent or Subsidiary for all purposes connected with this Option, including the holding and maintenance of details of the Option, the transfer of Personal Data to the trustee of an employee benefit trust, the Company's registrars or brokers, any administrator of the Company’s share incentive arrangements or any other relevant professional advisers or service providers to the Company or any Parent or Subsidiary or any former Parent or Subsidiary that is or was Participant’s employer, the transfer of Personal Data to a prospective buyer of the Company or any Parent or Subsidiary or business unit that employs Participant, and the prospective buyer's professional advisers, provided that those persons irrevocably agree to use the Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the UK Data Protection Act 1998, and the transfer of Personal Data to a person who is resident in a country or territory outside the European Economic Area that may not provide equivalent statutory protections for personal data.

12. Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Award Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

13. Entire Agreement; Enforcement of Rights. This Award Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Award Agreement, nor any waiver of any rights under this Award Agreement, shall be effective unless in writing and signed by the parties to this Award Agreement. The failure by either party to enforce any rights under this Award Agreement shall not be construed as a waiver of any rights of such party.

14. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

15. Third party rights. A person who is not a party to this Option shall not have any rights under or in connection with it as a result of the UK Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of this Award Agreement or except where such rights arise for any employer or former employer of Participant which is not a party. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act. The rights of the parties to this Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to this Option as a result of the UK Contracts (Rights of Third Parties) Act 1999.

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16. Governing Law; Severability. If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Award Agreement, (ii) the balance of this Award Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Award Agreement shall be enforceable in accordance with its terms. This Award Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

17. No Rights as Employee, Director or Consultant. Nothing in this Award Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant accepts this Option and Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Award Agreement and Participant agrees to be bound by such terms and conditions. By acceptance of this Option, Participant consents to the electronic delivery of the Notice, this Award Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.

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IN WITNESS WHEREOF, the Company and Participant have executed this Award Agreement as of the day and year first written above.

COMPANY:

By:
Name:
Title:

PARTICIPANT:

Signature:
Name:
Address: